EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


     AGREEMENT, dated this 15th day of March, 2001, between Amtech Systems, Inc., an Arizona corporation (the "Company") with offices at 131 South Clark Drive, Tempe, Arizona, and Jong S. Whang (the "Executive"),

                                  WITNESSETH:

     WHEREAS, the Company and the Executive wish to enter into an employment and compensation arrangement on the following terms and conditions:

     1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Executive as its Chief Executive Officer during the Employment Period (as defined in Section 7) and Executive agrees to perform such acts and duties and furnish such services to the Company and its affiliates consistent with such position as the Company's Board of Directors shall from time to time direct. The Executive shall have general and active charge of the business and affairs of the Company and, in such capacity, shall have responsibility for the day-to-day operations of the Company, subject to the authority and control of the Board of Directors of the Company. During the Employment Period, the Company shall continue to take such actions as necessary to cause the Executive's nomination as a member of the Board of Directors of the Company. The Executive hereby accepts such employment and agrees to devote his full time and best efforts to the duties provided herein, provided, that the Executive may engage in other business activities which (i) involve no conflict of interest with the interests of the Company (subject to approval by the Board of Directors, which approval shall not be unreasonably withheld) and (ii) do not materially interfere with the performance by the Executive of his duties under this Agreement.

     2. COMPENSATION. For services rendered to the Company during the term of this Agreement, the Company shall compensate the Executive with an initial salary, payable in monthly installments, of $188,402 per annum. Such base salary shall be reviewed on an annual basis by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") and shall be increased by at least five (5%) percent per annum.

     3. INCENTIVE COMPENSATION. The Executive shall also be entitled to annual cash bonuses not to exceed fifty per cent (50%) of the applicable base salary for each fiscal year during the Employment Period ("Incentive Compensation"). The Executive's Incentive Compensation for each such fiscal year shall be the total of the amounts calculated as follows:

          (a) an amount equal to two percent (2%) of the Earnings of the Company for such fiscal year; plus

          (b) an amount equal to two percent (2%) of the amount by which the revenues of the Company for such fiscal year exceed such revenues for the next preceding fiscal year. For purposes of determining the amount by which revenues of the Company for the fiscal year in which any operations are first acquired exceed the Company's revenues for the next preceding fiscal year, the revenues of the acquired operations shall be added on a pro forma basis to the Company's
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revenues  for the same period of the next  preceding  fiscal year for which such revenues are included in the Company's revenues in the fiscal year of the acquisition. For purposes of determining the amount by which revenues of the Company for the next fiscal year following the fiscal year in which any operations are first acquired exceed the Company's revenues for the fiscal year in which such operations are first acquired, the revenues of the acquired operations for the period of the fiscal year of acquisition prior to the acquisition date shall be added on a pro forma basis to the Company's revenues for such fiscal year.

For purposes of this paragraph 3, the term "Earnings" shall mean the earnings of the Company and its subsidiaries determined on a consolidated basis and in accordance with generally accepted accounting principles, consistently applied for each fiscal year of the Company during the Employment Period, before any provision is made for federal or state income taxes, but after provision for all bonuses, both in stock and cash.

     4. STOCK OPTIONS.

          (a) OUTSTANDING OPTIONS. All currently outstanding options to purchase Common Stock of the Company held by Executive shall remain in full force and effect in accordance with the provisions of Employer's Stock Option plan and the applicable Stock Option Agreements, as may be amended from time to time.

          (b) NEW OPTIONS. As further compensation, Employee shall be issued 150,000 stock options (hereinafter "stock options") upon the effective date of this Agreement. All of the stock options shall be "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the limitations of the Code. Any stock options which are not allowed to be incentive stock options under the Code shall be non-qualified stock options. The stock options shall be issued at the fair market value of the Employer's common stock as of the date of this Agreement and shall vest at a rate of 30,000 options for each full year of service during the first five years of the Employment Period (and shall not be vested for interim periods on a pro-rata basis, except as otherwise provided herein or in the applicable Stock Option Agreement).

     5. BENEFITS. During the Employment Period, the Company shall provide or cause to be provided to the Executive such employee benefits as are provided to other executive officers of the Company, including family medical and dental, disability and life insurance, and participation in pension and retirement plans, incentive compensation plans, stock option plans and other benefit plans. During the Employment Period, the Company may provide or cause to be provided to the Executive such additional benefits as the Company may deem appropriate from time to time. The Company shall also provide the Executive at the Company's expense the use of an automobile of at least equal value to that which is presently utilized by the Executive as of the date of this Agreement as well as a life insurance policy in the face amount of $250,000 with Executive's spouse as the beneficiary.

     6. VACATION. The Executive shall be entitled to annual vacations in accordance with the Company's vacation policies in effect from time to time for executive officers of the Company.

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     7. TERM:  Employment Period. The "Employment  Period" shall commence on the date of this Agreement (the "Effective Date") and shall terminate 5 years thereafter, unless extended by written agreement between the parties or unless earlier terminated pursuant to Section 8. If the Executive shall remain in the full time employ of the Company beyond the Employment Period without any written agreement between the parties, this Agreement shall be deemed to continue on a month to month basis and either party shall have the right to terminate this Agreement at the end of any ensuing calendar month on written notice of at least 30 days.

     8. TERMINATION.

          (a) Executive's employment with the company shall be "at will". Either the Company or the Executive may terminate this Agreement and Executive's employment at any time, with or without Cause or Good Reason (as such terms are defined below), in its or his sole discretion, upon thirty (30) days prior written notice of termination.

          (b) Without limiting the foregoing Section 8(a), (i) the Executive may terminate his employment with the company at any time for Good Reason, or (ii) the Company may terminate his employment at any time for Cause. "Good Reason" shall mean (i) the Company's failure to elect or reelect, or to appoint or reappoint, Executive to offices or positions involving duties, responsibilities, authority and dignity of a scope of comparable to those of Executive's most significant offices or positions held at any time during the Employment Period;
(ii) material changes by the Company in the Executive's function, duties or responsibilities (including reporting responsibilities) of a scope less than that associated with Executive's most significant position with the Company during the Employment Period; (iii) Executive's base salary is reduced by the Company below the highest base salary of Executive in effect during the Employment Period; (iv) relocation of Executive's principal place of employment to a place that is not within either the city limits of Tempe, Arizona, or within a radius of ten (10) miles of his primary residence; (v) failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or (vi) material breach of this Agreement by the Company, which breach is not cured within five (5) days after written notice thereof is delivered to the Company. "Cause" shall mean (i) the Executive's willful, repeated or negligent failure to perform his duties hereunder and to comply with any reasonable or proper direction given by or on behalf of the Company's Board of Directors and the continuation of such failure following ten (10) days written notice to such effect, (ii) the Executive being guilty of serious misconduct on the Company's premises or elsewhere, whether during the performance of his duties or not, which is reasonably likely to cause material damage to the reputation of the Company or render it materially more difficult for the Executive to satisfactorily continue to perform his duties and the continuation or a second instance of such serious misconduct following ten (10) days written notice to such effect; (iii) the Executive being found guilty in a criminal court of any offense of a nature which is reasonably likely to materially adversely affect the reputation of the Company or to materially prejudice its interests if the Executive were to continue to be employed by the Company; (iv) the Executive's commission of any act of fraud, theft or dishonesty, or any intentional tort against the Company; or (v) the Executive's violation of any of the material terms, covenants, representations or warranties contained in this Agreement and failure to correct such violation within ten
(10) days after written notice by the Company.

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          (c)  "Disability"  shall  mean that the  Executive,  in the good faith determination of the Board of Directors of the Company, is unable to render services of the character contemplated hereby and that such inability (i) may be expected to be permanent, or (ii) may be expected to continue for a period of at least six (6) consecutive months (or for shorter periods totaling more than six
(6) months during any period of twelve (12) consecutive months). Termination resulting from Disability may only be effected after at least thirty (30) days written notice by the Company of its intention to terminate the Executive's employment.

          (d) "Termination Date" shall mean (i) if this Agreement is terminated on account of death, the date of death; (ii) if this Agreement is terminated for Disability, the date established by the Company pursuant to Section 8(c) hereof;
(iii) if this Agreement is terminated by the Company, the date on which a notice of termination is given to the Executive; (iv) if the Agreement is terminated by the Executive, the date the Executive ceases work; or (v) if this Agreement expires by its terms, the last day of the term of this Agreement. Notwithstanding the foregoing, if within thirty (30) days after any notice of termination is given, the party receiving such notice notifies the other party that a dispute exists concerning the termination, the Termination Date shall be the date finally determined to be the Termination Date, either by mutual written agreement of the parties or by binding arbitration in the manner provided in
Section 23 hereof; provided that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given and continue the Executive as a participant in all compensation, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this Section 8(d) shall be in addition to all other amounts due under this Agreement and shall not be offset against or reduce any amounts due under this Agreement; provided, however, that if the arbitrator determines that any notice of dispute by the Executive was not given in good faith or that the Executive did not pursue the resolution of such dispute with reasonable diligence, the Executive shall repay the Company the amount of compensation paid to the Executive pursuant to Section 8(d) from the Termination Date which would have applied had such notice of dispute not been given, plus interest thereon at the applicable federal rate provided for in
Section 1274(d) of the Internal Revenue Code, or any successor provision thereof, for an obligation with a term equal to the period from the date of payment to the date of repayment pursuant to this Section 8(d).

     9. SEVERANCE:

          (a) If (i) the Company terminates the employment of the Executive against his will and without Cause, or (ii) the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive salary, Incentive Compensation and vacation accrued through the Termination Date, plus the following:

               (i) an amount equal to two years of Executive's base salary in effect on the Termination Date;

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               (ii) a pro-rated portion of the amount of Incentive  Compensation
Executive would earn for the fiscal year in which the termination occurs if the results of operations of the Company for the period from the beginning of such fiscal year to the Termination Date were annualized (the "Pro-Rated Incentive Compensation");

               (iii) full vesting of all stock options issued under Section 4(b)(1) hereof (the "Section 4(b)(1) Options");

               (iv) vesting of a pro-rated portion of the number of stock options which would have vested for the fiscal year in which the termination occurs under Section 4(b)(2) and Section 4(b)(3) hereof (the "Performance Options") if the results of operations of the Company for the period from the beginning of such fiscal year to the Termination Date were annualized.

The Company shall make the termination  payment required hereunder within thirty
(30) days of the Termination Date. Notwithstanding the foregoing, the Company shall not be required to pay any severance pay for any period following the Termination Date if the Executive violates the provisions of Section 15, Section 16 or Section 17 of this Agreement in any material respect, and fails to cure such violation willingly thirty days after written notice from the Company to the Executive detailing such violation.

          (b) If (i) the Executive voluntarily terminates his employment other than for Good Reason, (ii) the Executive's employment is terminated due to death or Disability, or (iii) the Executive is terminated by the Company for Cause, then the Executive shall be entitled to receive salary and accrued vacation through the Termination Date only. In the event of death or Disability the Executive shall also be entitled to receive the Pro-Rated Incentive Compensation and vesting of the Section 4(b)(1) Options and the Performance Options as provided in Section 9(a).

          (c) In addition to the provisions of Section 9(a) and 9(b) hereof, to the extent COBRA shall be applicable to the Company or as provided by law, the Executive shall be entitled to continuation of group health plan benefits in accordance with COBRA if the Executive makes the appropriate conversion and payments. If requested to do so, the Company will transfer ownership of the life insurance policy referred to in Section 5 to the Executive and the Executive agrees to pay for any costs related to the transfer in excess of $1000 and to be responsible for all future premiums.

          (d) The Executive acknowledges that, upon termination of his employment, he is entitled to no other compensation, severance or other benefits other than those specifically set forth in this Agreement or any applicable Stock Option Agreement.

     10. EXPENSES. The Company shall pay or reimburse the Executive for all expenses normally reimbursed by Company, reasonably incurred by him in furtherance of his duties hereunder and authorized and approved by the Company in compliance with such rules relating thereto as the Company may, from time to time, adopt and as may be required in order to permit such payments as proper deductions to Company under the Internal Revenue Code of 1986, as amended, and the rule and regulations adopted pursuant thereto now or hereafter in effect.

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     11.  FACILITIES AND SERVICES.  The Company shall furnish the Executive with office space, secretarial and support staff and such other facilities and services as shall be reasonably necessary for the performance of his duties under this Agreement.

     12. MITIGATION NOT REQUIRED. In the event this Agreement is terminated, the Executive shall not be required to mitigate amounts payable pursuant hereto by seeking other employment or otherwise. The Executive's acceptance of any such other employment shall not diminish or impair the amounts payable to the Executive pursuant hereto.

     13. PLACE OF PERFORMANCE. The Executive shall perform his duties primarily in Tempe, Arizona or locations within a reasonable proximity thereof, except for reasonable travel as the performance of the Executive's duties may require.

     14. INSURANCE AND INDEMNITY. During the Employment Period, if available at reasonable costs, the Company shall maintain, at its expense, officers and directors fiduciary liability insurance covering the Executive and all other executive officers and directors in an amount of no less than $1,000,000. The Company shall also indemnify the Executive, to the fullest extent permitted by law, from any liability asserted against or incurred by the Executive by reason of the fact that the Executive is or was an officer or director of the Company or any affiliate or related party or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employment benefit plan or other enterprise. This indemnity shall survive termination of this Agreement.

     15. NONCOMPETITION.

     A. The Executive agrees that, except in accordance with his duties under this Agreement on behalf of the Company, he will not during the term of this
Agreement:

          Participate in, be employed in any capacity by, serve as director, consultant, agent or representative for, or have any interest, directly or indirectly, in any enterprise which is engaged in the business of distributing, selling or otherwise trading in products or services which are competitive to any products or services distributed, sold or otherwise traded in by the Company or any of its subsidiaries during the term of the Executive's employment with the Company, or which are competitive to any products or services being actively developed, with the bona fide intent to market same, by the Company or any of its subsidiaries during the term of the Executive's employment with the Company;

          In addition, the Executive agrees that for a period of two years after the end of the term of this Agreement (unless the Company breaches this Agreement by failing to pay to the Executive all sums due him under the terms hereof, in which event the following provisions of this Section 15.A shall be inapplicable), the Executive shall observe the covenants set forth in this
Section 15 and shall not own, either directly or indirectly or through or in conjunction with one or more members of his or his spouse's family or through any trust or other contractual arrangement, a greater than five percent (5%) interest in, or otherwise control either directly or indirectly, any partnership, corporation, or other entity which distributes, sells, or otherwise trades in products which are competitive to any products or services being developed, distributed, sold, or otherwise traded in by the Company or any of its subsidiaries, during the term of this Agreement, or being actively developed

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by the Company or any of its subsidiaries during the term of this Agreement with the Company with a bona fide intent to market same. Executive further agrees, for such two-year period following termination, to refrain from directly or indirectly soliciting Company's vendors, customers or employees, except that the Executive may solicit the Company's vendors or customers in connection with a business that does not compete with the Company or any of its subsidiaries.

     B. The Executive hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by the Company upon any breach of the terms of this Section 15 by the Executive, and the Executive therefore agrees that the Company, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this section 15 by injunction or specific performance, and may obtain any other appropriate remedy available in equity.

     16. ASSIGNMENT OF PATENTS. Executive shall disclose fully to the Company any and all discoveries and any and all ideas, concepts or inventions relating to the Company's business as described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission) which he shall conceive or make during his period of employment, or during the period of six months after his employment shall terminate, which are in whole or in part the result of his work with the Company. Such disclosure is to be made promptly after each such discovery or conception, and each such discovery, idea, concept or invention will become and remain the property of the Company, whether or not patent applications are filed thereon. Upon request and at the expense of the Company, the Executive shall make application through the patent solicitors of the Company for letters patent of the United States and any and all other countries at the discretion of the Company on such discoveries, ideas and inventions, and to assign all such applications to the Company, or at its order, forthwith, without additional payment by the Company during his period of employment and for reasonable compensation for time actually spent by the Executive at such work at the request of the Company after the termination of the employment. Executive shall give the Company, its attorneys and solicitors, all reasonable assistance in preparing and prosecuting such applications and, on request of the Company, execute all papers and do all things that may be reasonably necessary to protect the right of the Company and vest in it or its assigns the discoveries, ideas or inventions, applications and letters patent herein contemplated. Said cooperation shall also include all actions reasonably necessary to aid the Company in the defense of its rights in the event of litigation.

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     17. TRADE SECRETS.

     A. In the course of the term of this Agreement, it is anticipated that the Executive shall have access to secret or confidential technical and commercial information, records, data, specifications, systems, methods, plans, policies, inventions, material and other knowledge ("Confidential Material") owned by the Company and its subsidiaries. The Executive recognizes and acknowledges that included within the Confidential Material are the Company's confidential commercial information, technology, methods of manufacture, designs, and any computer programs, source codes, object codes, executable codes and related materials, all as they may exist from time to time, and that they are valuable special and unique aspects of the Company's business. All such Confidential material shall be and remain the property of the Company. Except as required by his duties to the Company, the Executive shall not, directly or indirectly, either during the term of his employment or at any time thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Material. Upon termination of his employment, the Executive shall promptly deliver to the Company all Confidential Material (including all copies thereof, whether prepared by the Executive or others) which are in the possession or under the control of the Executive. The Executive shall not be deemed to have breached this Section 17 if the Executive shall be specifically compelled by lawful order of any judicial, legislative, or administrative authority or body to disclose any Confidential Material or else face civil or criminal penalty or sanction.

     B. The Executive hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by the Company upon any breach of the terms of this Section 17 by the Executive, and the Executive therefore agrees that the Company, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this Section 17 by injunction or specific performance, and may obtain any other appropriate remedy available in equity.

     18. PROVISIONS AFTER CHANGE OF CONTROL.

          (a) In the event Executive's employment with the Company is terminated within one year following the occurrence of a Change of Control (other than as a consequence of death or Disability) either (x) by the Company for any reason other than for Cause, or (y) by Executive for Good Reason, then Executive shall be entitled to receive from the Company, in lieu of the severance payment otherwise payable pursuant to Section 9(a), the following:

               (i) an amount equal to three years of Executive's base salary in effect on the Termination Date;

               (ii) the maximum amount of the Incentive Compensation which Executive could earn for the fiscal year in which the Termination Date occurs; and

               (iii) full vesting of the Section 4(b)(1) Options and the Performance Options.

The Company shall make the termination  payments  required  hereunder within ten
(10) days of the Termination Date.

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          (b) For purposes of this Agreement, the term "Change of Control" shall mean:

               (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Rule 13d-3 promulgated under the Exchange Act or any successor provision) (any of the foregoing described in this Section 18 (b)(i) hereafter a "Person") of 35% or more of either (a) the then outstanding shares of Capital Stock of the Company (the "Outstanding Capital Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"), provided, however, that any acquisition by
(x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1 (b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on
Schedule 13D with respect to beneficial ownership of 35% or more of the Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock and Voting Securities, as the case may be, shall not constitute a Change of Control; or

               (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or

               (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination; or

               (iv) (a) a complete  liquidation or dissolution of the Company or
(b) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of respectively, the then outstanding shares of

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common  stock  and the  combined  voting  power of the then  outstanding  voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

               (v) The first purchase under a tender offer or exchange offer for 20% or more of the outstanding shares of stock (or securities convertible into stock) of the Company, other than an offer by the Company or any of its subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries.

     19. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested to his residence in the case of the Executive, or to its principal office in the case of the Company, or to such other addresses as they may respectively designate in writing.

     20. ENTIRE AGREEMENT; WAIVER. This Agreement contains the entire understanding of the parties and may not be changed orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

     21. BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business or properties. The Executive's rights hereunder are personal to and shall not be transferable nor assignable by the Executive.

     22. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     23. GOVERNING LAW; ARBITRATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy of the State of Arizona applicable to contracts executed and to be wholly performed within such state. Any dispute or controversy arising out of or relating to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereover. The arbitration shall be held in Maricopa County or in such other place as the parties hereto may agree.

     24. FURTHER ASSURANCES. Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and/or assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

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     25.  SEVERABILITY.  The parties agree that if any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     26. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, AMTECH SYSTEMS, INC. has caused by instrument to be signed by a duly authorized officer and the Executive has hereunto set his hand the day and year first above written.


AMTECH SYSTEMS, INC.


By /s/ Robert T. Hass                          /s/ Jong. S. Whang
   --------------------------------            ---------------------------------
   Robert T. Hass                              Jong S. Whang
   Vice President-Finance

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